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                                                                   Exhibit 10.22

                                 AMENDMENT NO. 1
                                     TO THE
                              AMENDED AND RESTATED
                           RENAISSANCERE HOLDINGS LTD.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

         This Amendment No. 1 (the "Amendment") to the Amended and Restated Non-Employee Director Stock Plan of RenaissanceRe Holdings Ltd. (the "Plan") is made effective as of this 5th day of February, 2002.

         Pursuant to resolutions of the Board of Directors (the "Board") of RenaissanceRe Holdings Ltd. (the "Company") dated February 5th, 2002, the Plan is hereby amended as follows:

     1.  Section 2 is amended in its entirety to read as follows:

         Members of the Company's Board of Directors (the "Board") who are not employees of the Company or any of its affiliates, will be granted awards pursuant to the provisions of the Plan (a "Participant or Participants"). For purposes of the Plan, an "affiliate" of an entity shall mean any entity directly or indirectly controlling, controlled by, or under common control with such entity. Any Participant who terminates service as a director of the Company shall automatically cease participation in the Plan as of the date of his or her termination.

     2. Subject to the approval of the Company's shareholders, Section 4.2 is amended by deleting the phrase "200,000 Shares" and replacing it with the phrase "350,000 Shares".

     3. Section 7 is amended by inserting the following new Section 7.7 to the end thereof:

         7.7 Reload Options. Options may be granted from time to time by the Board, in its sole discretion, in the event a Participant, while member of the Board, exercises an Option by the delivery of shares of Stock which have been held by the Participant for a period of at least six
         (6) months, or in the event a Participant's tax withholding obligations upon exercise of Options are satisfied by the Company withholding shares of Stock with an aggregate Fair Market Value equal to the minimum tax withholding amount due thereon ("Reload Options"). Such Reload Options shall entitle the Participant to purchase that number of shares of Stock equal to the number of shares of Stock so delivered to, or withheld by, the Company, provided that the total number of shares covered by any Reload Options shall not exceed the number of shares subject to the underlying award to which the grant of the Reload Option relates. The price per share of Reload Options shall be the Fair Market Value per share on the date such Reload Option is granted. The duration of such Reload Option shall not extend beyond ten years from the date of grant of the underlying award to which the grant of the Reload Option relates. Reload Options shall be fully vested and exercisable on the date


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         of grant. Other specific terms and conditions applicable to Reload
         Options granted under the Plan shall be determined by the Board.

     4. Section 10 is amended by inserting the following new Section 10.4 to the end thereof

         10.4 Transferability of Awards for Estate Planning Purposes. Notwithstanding anything in Sections 6.4 or 7.4 to the contrary, the Board may, in its sole discretion, at the time of grant or at any time thereafter, allow any Participant to transfer to the Participant's "family members" Director Shares and Options granted to such Participant, whether or not for "value." For purposes of this Section 10.4, the term "family members" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

     5. Except as expressly provided herein, the terms and conditions of the Plan shall remain unchanged.

                                      * * *

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 5th day of February, 2002, on behalf of the Board.

                                      RENAISSANCERE HOLDINGS LTD.



                                      By: /s/ John M. Lummis
                                          Name: John M. Lummis
                                          Title: Executive Vice President and
                                                 Chief Financial Officer
                                                 (Principal Accounting Officer)